Exhibit A(6)(a)











                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.











Filer:    Marie Jorczak
          Corporate Agents, Inc.
          1013 Centre Road
          Wilmington, DE  19805

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.


                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW



STATE OF NEW YORK    )
                     ) SS:
DEPARTMENT OF STATE  )


I hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.



Witness my hand and seal of the Department of State on February 12, 1993



                                        /s/ Gail S. Schaffer
                                        -------------------------------
                                        Secretary of State

                          CERTIFICATE OF INCORPORATION

                                       OF

                           MATRIX CAPITAL GROUP, INC.


                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW


     The undersigned, a natural person of the age of eighteen years or over,

desiring to form a corporation pursuant to the provisions of Section 402 of the

Business Corporation Law of the State of New York, hereby certifies as follows:

     FIRST:  The name of the corporation is:

               MATRIX CAPITAL GROUP, INC.

     SECOND:  The purpose of the corporation is to engage in any lawful act or activity for which corporations maybe organized under the Business Corporation

Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, ageny or other body without such consent or approval first being obtained.

     THIRD:  The office of the corporation in the State of New York is to be located in the County of Queens.

     FOURTH:  The aggregate number of shares which the corporation shall have the authority to issue is:

     Two Hundred (200) Shares Without Par Value

     FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served, and the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:


Mr. Thomas Sarkany
61-16 184th Street
Fresh Meadows, New York  11365


     The corporation designates Corporation Service Company with its address at

4 Central Avenue, Albany, NY  12210, as its registered agent upon whom process against it may be served within the State of New York.

     IN WITNESS WHEREOF, I have duly executed and subscribed this certificate and do affirm the foregoing as true under the penalties of perjury this Twelfth day of February, 1993.



                                        /s/ Marie Jorczak
                                        -----------------------------
                                        Marie Jorczak
                                        Incorporator
                                        Corporate Agents, Inc.
                                        1013 Centre Road
                                        Wilmington, DE  19805